To the Shareholders and Board
of Trustees of the SSgA Funds:

In planning and performing our
audits of the financial statements
of the SSGA Funds listed in
Appendix A (the Funds), as of
and for the year ended August 31,
2007, in accordance with the
standards of the Public Company
Accounting Oversight Board
(United States), we considered
their internal control over
financial reporting, including
control activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal control over financial
reporting.   Accordingly, we
express no such opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A companys
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition
of a companys assets that
could have a material effect
on the financial statements.

Because of its inherent
limitations, internal control
over financial reporting may
not prevent or detect misstatements.
Also, projections of any evaluation
of effectiveness to future periods
are subject to the risk that
controls may become inadequate
because of changes in conditions,
or that the degree of compliance
with the policies or procedures
may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A significant deficiency is a control
deficiency, or combination of control
deficiencies, that adversely affects
the companys ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that there
is more than a remote likelihood that
a misstatement of the companys annual
or interim financial statements that
is more than inconsequential will
not be prevented or detected.
A material weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements
will not be prevented or detected.

Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be significant
deficiencies or material weaknesses
under standards established by the
Public Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls for safeguarding
securities that we consider to be a
material weakness as defined above
as of August 31, 2007.

This report is intended solely for
the information and use of management
and the Board of Trustees of the SSgA
Funds and the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.

/s/Deloitte & Touche LLP
Boston, Massachusetts
October 29, 2007

Appendix A
SSgA FUNDS list of Funds
Year Ended AUGUST 31, 2007

SSgA Disciplined Equity Fund
SSgA Small Cap Fund
SSgA Core Opportunities Fund
SSgA Tuckerman Active REIT Fund
SSgA Aggressive Equity Fund
SSgA IAM Shares Fund
SSgA Concentrated Growth Opportunities
Fund
SSgA Large Cap Value Fund
SSgA Enhanced Small Cap Fund
SSgA Directional Core Equity Fund
SSgA US Treasury Money Market Fund
SSgA Prime Money Market Fund
SSgA Money Market Fund
SSgA US Government Money Market Fund
SSgA Tax Free Money Market Fund
SSgA Yield Plus Fund
SSgA Bond Market Fund
SSgA Intermediate Fund
SSgA High Yield Bond Fund
SSgA Emerging Markets Fund
SSgA International Stock Selection Fund
International Growth Opportunities Fund
Life Solutions Balanced Fund
Life Solutions Growth Fund
Life Solutions Income and Growth Fund
S&P 500 Fund